                                                                    EXHIBIT 11.1

                          WESTERN GAS RESOURCES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                               DECEMBER 31, 1998

                                                                         Weighted
                                                                          Average
                                                                         Shares Of                      Earnings
                                                                          Common                       Per Share
                                                                           Stock            Net        Of Common
                                                                        Outstanding       Income         Stock
                                                                       ------------    ------------    ---------
Net income........................................................                     $(67,205,000)

Weighted average shares of common stock outstanding...............       32,147,354

Less preferred stock dividends:
 $2.28 cumulative preferred stock.................................                       (3,194,000)
 $2.625 cumulative convertible preferred stock....................                       (7,245,000)
                                                                        -----------    ------------

Income attributable to common shareholders........................       32,147,354    $(77,644,000)
                                                                        ===========    ============

Basic earnings per share of common stock..........................                                     $   (2.42)
                                                                                                       =========
(Assume no conversion of anti-dilutive convertible
preferred stock)

Assume exercise of common stock equivalents:
 Weighted average shares of common stock outstanding..............

 (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options......................................
                                                                         ----------    ------------
                                                                         32,147,354    $(77,644,000)
                                                                         ==========    ============

Earnings per share of common stock - assuming dilution............                                     $   (2.42)
                                                                                                       =========
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